KPMG Peat Marwick LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402







                             INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Advantus International Balanced Fund, Inc.:


We consent to the use of our report included herein and the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.






                             KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 3, 1998